Genesee & Wyoming Reports Results for the Second Quarter of 2008

GREENWICH, Conn., August 4, 2008/PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the second quarter of 2008 of $15.4 million, compared with net income of $10.7 million in the second quarter of 2007. GWI's diluted earnings per share (EPS) in the second quarter of 2008 were $0.42 with 36.4 million weighted average shares outstanding, compared with diluted EPS of $0.27 with 40.4 million weighted average shares outstanding in the second quarter of 2007.

GWI’s diluted earnings per share from continuing operations increased 12.8% to $0.44 in the second quarter of 2008, compared with $0.39 in the second quarter of 2007. GWI’s Mexican operations are included in results from discontinued operations.

Continuing Operations

In the second quarter of 2008, GWI's revenues increased $27.4 million, or 21.9%, to $152.7 million, compared with $125.3 million in the second quarter of 2007. Of this increase, revenues from acquisitions contributed $8.1 million and revenues from same railroad operations increased $19.3 million, or 15.4%. Acquisition revenues in the second quarter of 2008 included three months from the Maryland Midland Railway, two and a half months from Rotterdam Rail Feeding, and one month from CAGY Industries.

Same railroad freight revenues increased $8.0 million, or 10.0%, in the second quarter of 2008 primarily due to an increase in average revenues per carload of 13.6%. Of this pricing increase, 2.6% was due to the appreciation of the Australian and Canadian dollars relative to the U.S. dollar. Same railroad non-freight revenues increased $11.3 million, or 25.1%, in the second quarter of 2008 primarily due to higher third-party fuel sales in Australia, increased crewing and iron ore services in Australia, and higher revenues from GWI’s U.S. port railroads and industrial switching.

GWI's operating income in the second quarter of 2008 increased $8.4 million, or 39.2%, to $29.7 million, compared with $21.3 million in the second quarter of 2007. GWI’s operating ratio was 80.6% in the second quarter of 2008, compared with an operating ratio of 83.0% in the second quarter of 2007. Operating income in the second quarter of 2008 included $2.5 million of gains on the sale of assets, compared with $0.4 million in the second quarter of 2007.

GWI’s operating income in the second quarter of 2008 was negatively impacted by two factors. First, coal shipments to several power plants in the Midwestern United States were delayed by severe flooding which temporarily closed rail lines of two connecting Class I railroads. GWI expects to regain these coal shipments in the third and fourth quarters of 2008. Second, the 25.2% increase in the average price of diesel fuel from $3.14 per gallon to $3.93 per gallon between the first and second quarters of 2008 reduced income due to a lag in GWI’s typical fuel cost recovery mechanisms.

GWI’s effective income tax rate increased from 27.0% in the second quarter of 2007 to 39.6% in the second quarter of 2008, primarily due to the expiration of the short line tax credit on December 31, 2007.

Comments from the Chief Executive Officer

John C. Hellmann, Chief Executive Officer of GWI, commented, “Our operating income in the second quarter of 2008 increased 39%, as our overall business performed well. Although we had temporary delays in coal shipments due to flooding in the Midwest as well as a spike in the price of diesel fuel, these negative factors were offset by effective management of our costs and gains on the sale of surplus assets. With four new customers coming on line in May, we continue to offset weakness in lumber and forest products shipments in Oregon and Eastern Canada resulting from the weak U.S. housing market. Our general outlook for the remainder of 2008 and into 2009 remains positive despite the uncertain economic environment.”

“The financial performance of GWI’s three recent acquisitions, CAGY Industries, Maryland Midland and Rotterdam Rail Feeding has been consistent with our expectations and their outlook is good. We remain active in the acquisition market, as our strong balance sheet and cash flow is proving to be a significant competitive advantage.”

Free Cash Flow from Continuing Operations (1)

($ in millions)	Six Months Ended June 30,
	2008	2007

Net cash provided by (used in) operating activities	$35.3	$(42.0)
Net cash used in investing activities	(116.7)	(18.0)
Net cash paid for acquisitions (a)	97.6	-
Australia taxes on ARG Sale (b)	-	95.6
Free cash flow (1)	$16.2	$35.6

(a)
Includes $71.5 million in net cash paid for the acquisition of CAGY Industries Inc. (CAGY), $22.5 million in net cash paid for the acquisition of Rotterdam Rail Feeding (RRF) and $3.6 million for final working capital adjustments related to the December 2007 acquisition of Maryland Midland Railway, Inc. (MMID).

(b)
Includes Australian taxes resulting from the 2006 sale of the Western Australia operations and certain assets of the Australian Railroad Group (ARG), previously owned by GWI and its joint venture partner (ARG Sale), totaling $95.6 million paid in 2007, as calculated using the U.S. Dollar/Australian Dollar exchange rate on the date of payment.

GWI’s continuing operations generated free cash flow of $16.2 million and $35.6 million for the six months ended June 30, 2008 and 2007, respectively. In the six months of 2008, net cash provided by operating activities was reduced by $14.7 million as a result of cash used for working capital purposes, primarily payments of accounts payable and accrued liabilities. Other than the $95.6 million tax payment related to the ARG Sale, which was excluded from free cash flow, working capital provided $1.1 million to net cash flow from operations in the 2007 period.

Net cash used in investing activities in the six months ended June 30, 2008, included $40.9 million in purchases of property and equipment, partially offset by $16.8 million in cash received from government grants as well as $5.0 million from sales of assets and insurance proceeds. Net cash used in investing activities in the six months ended June 30, 2007, included $27.5 million in purchases of property and equipment, partially offset by $8.9 million in cash received from government grants and insurance proceeds.

Discontinued Operations

For the quarter ended June 30, 2008, GWI reported a net loss related to its discontinued Mexican business of $0.7 million (or $0.02 per diluted share), compared with a net loss of $4.9 million (or $0.12 per diluted share) for the quarter ended June 30, 2007. For discontinued operations, cash used in operating activities was $1.2 million and $4.5 million for the six months ended June 30, 2008 and 2007, respectively. There was no cash used in investing activities of discontinued operations for the six months ended June 30, 2008, compared with $0.5 million for the same period in 2007. Free cash flow used in discontinued operations was $1.2 million and $5.0 million for the six months ended June 30, 2008 and 2007, respectively (1). As of June 30, 2008, there was a net liability of $1.7 million remaining on GWI’s balance sheet associated with its Mexican operations.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the second quarter will be held Monday, August 4, 2008 at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is (888) 428-4479; outside U.S., call (612) 332-0720, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Second Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 1:00 p.m. Monday, August 4, 2008.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Canada, Australia and the Netherlands and owns a minority interest in a railroad in Bolivia. Operations currently include 52 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,000 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers. Corporate headquarters is in Greenwich, Conn.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE Genesee & Wyoming Inc.

Contact: Michael E. Williams
Director, Corporate Communications
Genesee & Wyoming Inc.
+1 (203) 629-3722

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

OPERATING REVENUES	$152,715	$125,294	$293,396	$250,401

OPERATING EXPENSES	123,040	103,980	242,415	205,701
INCOME FROM OPERATIONS	29,675	21,314	50,981	44,700

INTEREST INCOME	571	2,609	1,156	5,962
INTEREST EXPENSE	(4,044)	(3,519)	(7,953)	(7,014)
MINORITY INTEREST	(60)	-	(85)	-
OTHER INCOME, NET	561	977	659	894

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	26,703	21,381	44,758	44,542

PROVISION FOR INCOME TAXES	10,577	5,780	17,396	12,858

INCOME FROM CONTINUING OPERATIONS	16,126	15,601	27,362	31,684

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(735)	(4,858)	(1,574)	(6,621)

NET INCOME	$15,391	$10,743	$25,788	$25,063

BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.51	$0.44	$0.87	$0.87
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	(0.02)	(0.14)	(0.05)	(0.18)
BASIC EARNINGS PER COMMON SHARE	$0.48	$0.30	$0.82	$0.69

WEIGHTED AVERAGE SHARES - BASIC	31,755	35,847	31,626	36,554

DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.44	$0.39	$0.76	$0.77
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	(0.02)	(0.12)	(0.04)	(0.16)
DILUTED EARNINGS PER COMMON SHARE	$0.42	$0.27	$0.71	$0.61

WEIGHTED AVERAGE SHARES - DILUTED	36,378	40,425	36,197	41,141

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(In thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2008	2007

CURRENT ASSETS:
Cash and cash equivalents	$40,181	$46,684
Accounts receivable, net	140,052	125,934
Materials and supplies	9,019	7,555
Prepaid expenses and other	17,953	18,147
Current assets of discontinued operations	1,351	2,213
Deferred income tax assets, net	7,462	7,495
Total current assets	216,018	208,028

PROPERTY AND EQUIPMENT, net	783,683	696,990
INVESTMENT IN UNCONSOLIDATED AFFILIATES	4,805	4,696
GOODWILL	59,845	39,352
INTANGIBLE ASSETS, net	170,882	117,106
OTHER ASSETS, net	5,538	10,276
DEFERRED INCOME TAX ASSETS, net	768	1,353
Total assets	$1,241,539	$1,077,801

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$2,393	$2,247
Accounts payable	119,134	128,038
Accrued expenses	35,797	37,792
Current liabilities of discontinued operations	3,049	3,919
Deferred income tax liabilities, net	84	66
Total current liabilities	160,457	172,062

LONG-TERM DEBT, less current portion	335,235	270,519
DEFERRED INCOME TAX LIABILITIES, net	145,721	93,336
DEFERRED ITEMS - grants from governmental agencies	106,446	94,651
OTHER LONG-TERM LIABILITIES	18,271	15,144
MINORITY INTEREST	1,193	1,108

TOTAL STOCKHOLDERS' EQUITY	474,216	430,981
Total liabilities and stockholders' equity	$1,241,539	$1,077,801

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,788	$25,063
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations	1,574	6,621
Depreciation and amortization	18,652	15,546
Compensation cost related to equity awards	2,598	2,754
Excess tax benefits from share-based compensation	(3,937)	(815)
Deferred income taxes	8,268	3,836
Net gain on sale of assets	(3,031)	(463)
Minority interest	85	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(4,633)	(476)
Materials and supplies	(678)	1,692
Prepaid expenses and other	849	1,986
Accounts payable and accrued expenses	(12,591)	(4,095)
Income tax payable - Australia	(2,349)	(94,103)
Other assets and liabilities, net	4,698	451
Net cash provided by (used in) operating activities from continuing operations	35,293	(42,003)
Net cash used in operating activities from discontinued operations	(1,166)	(4,450)
Net cash provided by (used in) operating activities	34,127	(46,453)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(40,891)	(27,476)
Grant proceeds from government agencies	16,786	7,233
Cash paid for acquisitions, net of cash acquired	(97,616)	-
Insurance proceeds for the replacement of assets	419	1,715
Proceeds from disposition of property and equipment	4,597	521
Net cash used in investing activities from continuing operations	(116,705)	(18,007)
Net cash used in investing activities from discontinued operations	-	(481)
Net cash used in investing activities	(116,705)	(18,488)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(70,505)	(985)
Proceeds from issuance of long-term debt	135,000	-
Net proceeds from employee stock purchases	8,057	2,431
Treasury stock purchases	(2,355)	(65,144)
Excess tax benefits from share-based compensation	3,937	815
Net cash provided by (used in) financing activities from continuing operations	74,134	(62,883)
Net cash used in financing activities from discontinued operations	-	(13,301)
Net cash provided by (used in) financing activities	74,134	(76,184)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,947	6,542

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	(6)	-

DECREASE IN CASH AND CASH EQUIVALENTS	(6,503)	(134,583)
CASH AND CASH EQUIVALENTS, beginning of period	46,684	240,206
CASH AND CASH EQUIVALENTS, end of period	$40,181	$105,623

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$91,419	59.9%	$80,120	63.9%
Non-freight	61,296	40.1%	45,174	36.1%

Total revenues	$152,715	100.0%	$125,294	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$46,294	30.3%	$41,183	32.9%
Equipment rents	8,762	5.7%	9,535	7.6%
Purchased services	12,790	8.4%	10,064	8.0%
Depreciation and amortization	9,453	6.2%	7,840	6.3%
Diesel fuel used in operations	17,578	11.5%	10,654	8.5%
Diesel fuel sold to third parties	10,379	6.8%	5,750	4.6%
Casualties and insurance	3,804	2.5%	3,425	2.7%
Materials	6,492	4.3%	6,252	5.0%
Net gain on sale of assets	(2,481)	-1.6%	(432)	-0.3%
Other expenses	9,969	6.5%	9,709	7.7%

Total operating expenses	$123,040	80.6%	$103,980	83.0%

Functional Classification
Transportation	$52,876	34.6%	$40,267	32.1%
Maintenance of ways and structures	12,379	8.1%	12,340	9.8%
Maintenance of equipment	17,929	11.8%	17,701	14.1%
Diesel fuel sold to third parties	10,379	6.8%	5,750	4.6%
General and administrative	22,505	14.7%	20,514	16.4%
Net gain on sale of assets	(2,481)	-1.6%	(432)	-0.3%
Depreciation and amortization	9,453	6.2%	7,840	6.3%

Total operating expenses	$123,040	80.6%	$103,980	83.0%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$179,147	61.1%	$163,874	65.4%
Non-freight	114,249	38.9%	86,527	34.6%

Total revenues	$293,396	100.0%	$250,401	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$92,411	31.5%	$82,147	32.8%
Equipment rents	17,143	5.8%	18,976	7.6%
Purchased services	23,627	8.0%	19,146	7.6%
Depreciation and amortization	18,652	6.4%	15,546	6.2%
Diesel fuel used in operations	33,363	11.4%	21,102	8.4%
Diesel fuel sold to third parties	18,946	6.5%	11,071	4.4%
Casualties and insurance	8,038	2.7%	7,896	3.2%
Materials	12,597	4.3%	11,434	4.6%
Net gain on sale of assets	(3,031)	-1.0%	(463)	-0.2%
Other expenses	20,669	7.0%	18,846	7.5%

Total operating expenses	$242,415	82.6%	$205,701	82.1%

Functional Classification
Transportation	$100,732	34.3%	$79,752	31.8%
Maintenance of ways and structures	24,531	8.4%	23,047	9.2%
Maintenance of equipment	35,870	12.2%	35,196	14.1%
Diesel fuel sold to third parties	18,946	6.5%	11,071	4.4%
General and administrative	46,715	15.8%	41,552	16.6%
Net gain on sale of assets	(3,031)	-1.0%	(463)	-0.2%
Depreciation and amortization	18,652	6.4%	15,546	6.2%

Total operating expenses	$242,415	82.6%	$205,701	82.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2008			June 30, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$18,798	30,994	$607	$17,032	30,900	$551
Coal, Coke & Ores	15,488	41,474	373	12,889	42,453	304
Minerals & Stone	11,743	37,041	317	8,074	32,399	249
Metals	10,675	21,154	505	9,812	21,376	459
Farm & Food Products	10,157	18,436	551	7,742	14,461	535
Lumber & Forest Products	8,667	19,503	444	9,848	23,103	426
Chemicals-Plastics	8,049	12,147	663	6,679	11,027	606
Petroleum Products	4,241	6,336	669	3,752	6,242	601
Autos & Auto Parts	2,148	3,433	626	2,083	4,052	514
Intermodal	145	362	401	279	563	496
Other	1,308	5,676	230	1,930	9,501	203

Totals	$91,419	196,556	465	$80,120	196,077	409

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2008			June 30, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$36,811	60,920	$604	$34,505	62,892	$549
Coal, Coke & Ores	32,234	86,954	371	28,752	91,543	314
Farm & Food Products	21,044	36,368	579	17,494	36,129	484
Minerals & Stone	20,957	68,694	305	14,843	59,679	249
Metals	20,194	40,281	501	18,735	41,061	456
Lumber & Forest Products	16,638	37,640	442	18,553	43,835	423
Chemicals-Plastics	15,471	23,524	658	13,151	22,281	590
Petroleum Products	9,248	13,787	671	8,293	13,671	607
Autos & Auto Parts	3,903	6,778	576	3,765	7,562	498
Intermodal	269	621	433	560	1,100	509
Other	2,378	10,416	228	5,223	24,797	211

Totals	$179,147	385,983	464	$163,874	404,550	405

Reconciliation of non-GAAP Financial Measure

This earnings release contains free cash flow, which is a "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measures.

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by/Used in Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the Cost of Acquisitions. Free Cash Flow from Discontinued Operations is defined as Net Cash Used in Operating Activities from Discontinued Operations less Net Cash Used in Investing Activities from Discontinued Operations. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by/Used in Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Six Months Ended
	June 30,
	2008	2007
Net cash provided by (used in) operating activities from continuing operations	$35.3	$(42.0)
Net cash used in investing activities from continuing operations	(116.7)	(18.0)
Cash paid for acquisitions, net of cash acquired	97.6	-
Australia taxes on ARG Sale	-	95.6
Free cash flow	$16.2	$35.6

The following table sets forth a reconciliation of GWI's Net Cash Used In Operating Activities from Discontinued Operations to GWI's Free Cash Flow from Discontinued Operations ($ in millions):

	Six Months Ended
	June 30,
	2008	2007
Net cash used in operating activities from discontinued operations	$(1.2)	$(4.5)
Net cash used in investing activities from discontinued operations	-	(0.5)
Free cash flow from discontinued operations	$(1.2)	$(5.0)